UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2007
BROADWING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-30989 (Commission File Number)	52-2041343 (IRS Employer Identification No.)

1122 Capital of Texas Highway, Austin, Texas (Address of principal executive offices)	78746 (Zip code)
(512) 742-3700
(Registrant’s telephone number, including area code)
Not applicable
(Former name and former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets
Item 8.01. Other Events
On January 3, 2007, at the special meeting of the stockholders of Broadwing Corporation (“Broadwing”), Broadwing’s stockholders voted in favor of proposals to (1) adopt and approve the Agreement and Plan of Merger, dated as of October 16, 2006, as amended by an Amendment, dated as of November 21, 2006 (as so amended, the “Merger Agreement”), among Level 3 Communications, Inc. (“Level 3”), Level 3 Services, LLC, Level 3 Colorado, Inc. and Broadwing, and to approve the merger of Broadwing with and into a wholly-owned subsidiary of Level 3 pursuant to the Merger Agreement (the “Merger”), and (2) amend and restate Broadwing’s Employee Stock Purchase Plan.
Also on January 3, following the stockholder meeting, the Merger was completed, and Broadwing was acquired by Level 3. Under the terms of the Merger Agreement, each share of Broadwing’s common stock outstanding immediately prior to the Merger (except for shares, if any, for which appraisal rights are exercised) will be converted into $8.18 of cash and 1.3411 shares of Level 3 common stock.
Item 9.01. Financial Statements and Exhibits

Exhibit 2.1	Agreement and Plan of Merger, dated as of October 16, 2006, as amended by the Amendment to the Agreement and Plan of Merger, dated as of November 21, 2006 (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed by Broadwing on November 28, 2006).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2007	BROADWING CORPORATION (Registrant)
	By:	/s/ Kim D. Larsen
		Name:	Kim D. Larsen
		Title:	President of Corporate Strategy and Mergers & Acquisitions, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 2.1	Agreement and Plan of Merger, dated as of October 16, 2006, as amended by the Amendment to the Agreement and Plan of Merger, dated as of November 21, 2006 (incorporated by reference from Exhibit 2.1 to the Current Report on Form 8-K filed by Broadwing on November 28, 2006).

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